UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Nicolet Bankshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Nicolet Bankshares, Inc.:

The 2017 Annual Meeting of Shareholders of Nicolet Bankshares, Inc. (“Nicolet” or the “Company”) will be held at the Meyer Theatre, 117 South Washington Street, Green Bay, Wisconsin on Tuesday, May 9, 2017 at 5:00 p.m. local time, for the purposes of:

(1)	Electing directors;

(2)	Ratifying the appointment of Porter Keadle Moore, LLC as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2017;

(3)	Transacting any other business as properly may come before the Annual Meeting or any adjournments of the meeting.

The Board of Directors has set March 6, 2017 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

We hope that you will be able to attend the Annual Meeting. This year, you have the ability to vote by proxy card, internet or telephone. If you plan to attend the meeting, please respond as such when voting your proxy so that we can make proper arrangements for the anticipated number of guests. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card or vote your proxy by internet or telephone as soon as possible. Doing so will help ensure that the greatest number of shareholders and votes are represented at the Annual Meeting. If you attend the Annual Meeting and wish to vote your shares in person, you may do so at any time before the vote takes place.

By Order of the Board of Directors,

Robert B. Atwell
Chairman, President and Chief Executive Officer
Nicolet Bankshares, Inc.

Green Bay, Wisconsin

March 20, 2017

Please read the attached Proxy Statement and then either: (i) promptly complete, date, sign and return the enclosed proxy card in the postage-paid envelope, or (ii) vote using the internet or by telephone by following the instructions printed on the proxy card. You can spare the Company the expense of further proxy solicitation by returning your vote promptly by signed proxy or by voting via the internet or telephone.

NICOLET BANKSHARES, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 9, 2017

INTRODUCTION

Time and Place of the Meeting

The Company’s Board of Directors is furnishing this Proxy Statement to solicit proxies for use at the 2017 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 9, 2017 at 5:00 p.m. local time at the Meyer Theatre, 117 South Washington Street, Green Bay, Wisconsin and at any adjournment of the meeting.

Record Date and Mailing Date

The close of business on March 6, 2017 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this Proxy Statement and accompanying proxy card to shareholders on or about March 21, 2017.

Number of Shares of Capital Stock Outstanding

As of the close of business on the record date, the Company had 30,000,000 shares of common stock, $.01 par value, authorized, of which 8,625,319 shares were issued and 8,588,634 shares were outstanding. Each issued and outstanding share of common stock is entitled to one vote on all matters to be presented at the meeting, including one vote for each of the director nominees as further described in “Voting at the Annual Meeting—Requirements for Shareholder Approval” on page 2.

VOTING AT THE ANNUAL MEETING

Proposals to be Considered

Shareholders will be asked to elect each of the director nominees for a one-year term. The director nominees are each described on page 5. The Board of Directors recommends a vote FOR approval of this proposal.

Shareholders will be asked to ratify the appointment of Porter Keadle Moore, LLC, to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2017. This proposal is described on page 17. The Board of Directors recommends a vote FOR approval of this proposal.

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Procedures for Voting by Proxy

You may vote your proxy by signing, dating and mailing your proxy card OR by using the internet OR by telephone. In order to vote using the internet or telephone, you must go to the website or call the number listed on the proxy card, have your proxy card available when you access the website or when you call, and then follow the instructions provided on the website or the call. If you vote using the internet or by telephone, please do not mail in your proxy card.

Depending on how you hold your shares (such as in certificate form or with a broker, sometimes referred to as “in street name”), you may receive more than one set of proxy materials. Please be sure to vote all proxies you receive to ensure all your shares are voted.

You should specify your voting instructions with regard to each of the proposals set forth on the proxy card. If you properly sign and return your proxy card or vote your proxy using the internet or by telephone and do not revoke your proxy, the persons named as proxies will vote your shares according to the instructions you have specified.

If you sign and return your proxy card (or respond by using the internet or telephone) but do not specify how the persons appointed as proxies are to vote your shares, the shares represented by your vote will be voted FOR all of the director nominees listed in this Proxy Statement in the manner described further below, and FOR the ratification of the appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

If you do not specify how your shares are to be voted, the persons appointed as proxies may use their discretion to cumulate votes for the election of directors and cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as they may determine at their discretion. If any nominee for election to the Board of Directors named in this Proxy Statement becomes unavailable for election for any reason, the proxy may be voted for a substitute nominee selected by the Nominating Committee of the Board of Directors. Alternatively, the Board of Directors may operate with a vacancy or reduce the size of the Board after the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon the matters according to their judgment. The Board of Directors is not aware of any other business to be presented for a vote of the shareholders at the Annual Meeting.

Revoking Your Proxy

Returning your proxy card or voting your proxy using the internet or telephone does not affect your right to vote in person if you attend the Annual Meeting. In addition, you can revoke your proxy at any time before it is voted by delivering to Michael E. Daniels, Secretary of the Company, at 111 North Washington Street, Green Bay, Wisconsin 54301, either a written revocation of your proxy or a duly executed proxy bearing a later date, by casting a later vote using the internet or by telephone, or by attending the meeting and voting in person.

Requirements for Shareholder Approval

A quorum will be present at the meeting if a majority of the votes entitled to be cast are represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

In the election of directors, you will have as many votes as the number of shares you own, multiplied by the number of directors (15) to be elected. When voting by proxy or in person at the Annual Meeting, you may do one of the following:

•	You may vote FOR all of the director nominees. If you wish to withhold authority as to certain nominees, however, you may do so by indicating the name of the person or persons for whom you do not want to vote in the space provided on the proxy.

•	You may WITHHOLD AUTHORITY to vote for all or some of the director nominees, in which case none of those nominees will receive any of your votes.

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•	You may CUMULATE all of your votes for one director nominee or distribute them among as many nominees as you choose. For example, the election of 15 directors entitles a shareholder who owns 100 shares of common stock to 1,500 votes. That shareholder may vote all 1,500 votes for one director nominee or may allocate those votes among two or more of the nominees. If you wish to cumulate your votes, you must indicate “Cumulate For” in the space provided on the proxy card as well as the nominees for whom you wish to vote and the number of votes to be cast for each such nominee, sign and mail your proxy card. The option to cumulate votes is not available using internet or telephone voting.

To be elected, a director nominee must receive more votes than any other nominee for the same seat on our Board of Directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. As of the date of this proxy statement, we do not know of any competing nominees.

To be approved, the ratification of the appointment of Porter Keadle Moore, LLC must have more votes cast in favor of the proposal than cast against the proposal.

Generally, the approval of any matter that may properly come before the Annual Meeting requires more votes be cast in favor of the matter than against it.

Abstentions. A shareholder who is present in person or by proxy at the Annual Meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given nominee or matter.

Broker Non-Votes. With respect to the ratification of the appointment of Porter Keadle Moore, LLC, brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. All NYSE and NASDAQ member brokers, however, are prohibited from exercising discretionary voting in director elections and non-routine matters, unless the broker has instructions from the beneficial shareholder on how to vote. Proxies that contain a broker vote on the ratification of the appointment of Porter Keadle Moore, LLC, but no vote on the election of directors are referred to as “broker non-votes” with respect to the proposals not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority, including uncontested director elections.

Solicitation of Proxies

The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

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PROPOSAL 1 - ELECTION OF DIRECTORS

Directors

The Board of Directors has nominated each of the fifteen (15) persons named below to stand for election as directors at the Annual Meeting. If elected by the shareholders, each of the nominees will serve a one-year term that will expire at the 2018 Annual Meeting of Shareholders and upon the election and qualification of his or her successor. If any of the nominees should be unavailable to serve for any reason (which we do not anticipate), the Board of Directors may (1) designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), (2) allow the vacancy or vacancies to remain open pending the nomination of a suitable candidate or candidates, or (3) by resolution provide for a lesser number of directors.

All of the nominees listed below will also serve as directors of Nicolet National Bank (“Nicolet Bank”), a wholly-owned subsidiary of the Company. The ages shown are as of December 31, 2016. Except as otherwise indicated, each of the named persons has been engaged in his or her present principal occupation for more than five years. The Nominating Committee selected the nominees below due to, among other things, their general and specific attributes, skills and business experiences, connections to the Company’s customers and contributions to its markets, diversity of views and backgrounds, ownership level in the Company, and commitment to the Company and community banking. The table below provides additional commentary unique to each nominee that led the Nominating Committee to recommend his/her nomination to the Board.

Upon consummation of the pending merger with First Menasha Bancshares, Inc. (“FMBJ”), Messrs. McClone and Smith will become directors of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO ELECT

EACH OF THE FOLLOWING DIRECTOR NOMINEES.

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Name (Age)	Director Since	Positions and Business Experience

Robert W. Agnew (74)	2016

Prior to April 29, 2016, Chairman of the Board of Directors of Baylake and Baylake Bank and Baylake board member since 2001; President of Tipperary Partners, LLC; volunteer President of United Way of Door County for 2014-15 and current board member; board member of Seven Marine; and Advisor to the Board of GRAEF.

We believe the board benefits from Mr. Agnew’s substantial senior management and business operations experience, his community involvement, as well as his long tenure on a community bank board.

Robert B. Atwell (59)	2000

Chairman, President, and Chief Executive Officer of the Company since its formation in 2002 and beginning April 29, 2016, Chairman of Nicolet Bank. From 2000 to April 29, 2016, Chairman and Chief Executive Officer of Nicolet Bank.

We believe the board benefits from Mr. Atwell’s extensive and broad experience in the banking industry for over 35 years (including large and small banks), executive leadership, vision, community and regulatory connections, as well as his vested interest as a founder of Nicolet and his level of ownership.

Michael E. Daniels (52)	2000

Executive Vice President and Secretary of the Company since its formation in 2002 and, beginning April 29, 2016, President and Chief Executive Officer of Nicolet Bank. From 2007 to April 29, 2016, President and Chief Operating Officer of Nicolet Bank; Executive Vice President and Chief Lending Officer of Nicolet Bank from 2000-2007.

We believe the board benefits from Mr. Daniels’ extensive commercial lending, operational and compliance experience, straightforward leadership, and his vested interest as a founder of Nicolet and his level of ownership.

John N. Dykema (53)	2006

Owner, President and Chief Executive Officer of Campbell Wrapper Corporation and Circle Packaging Machinery, Inc., manufacturers of custom packaging machinery.

We believe the board benefits from Mr. Dykema’s significant experience as a manufacturing business owner and manager, his connections in the bank’s markets, and his long tenure and engagement on a community bank board.

Terrence R. Fulwiler (66)	2016

Board member of the WS Packaging Group of Companies; Chairman of the Board of Bellin Health Systems of Green Bay; board member of the Green Bay Packers; board member of Innovata LLC of Atlanta, GA; board member of EMT International of Green Bay; board member of Northeast Wisconsin Technical College Foundation; member of the Bellin College Board of Trustees; board member of East Shore Industries; board member of the Greater Green Bay Community Foundation; board member of NPS, Inc.; and prior to April 29, 2016, director of Baylake and Baylake Bank since 2010.

We believe the board benefits from Mr. Fulwiler’s corporate board membership experiences and from his understanding of and involvement in the bank’s markets.

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Name (Age)	Director Since	Positions and Business Experience

Christopher J. Ghidorzi (39)	2013

Vice President of Property Development, C.A. Ghidorzi, Inc. and Affiliates since 2007; and previously Director of Equity Trading, Robert W. Baird & Co. from 2001-2007.

We believe the board benefits from Mr. Ghidorzi’s real estate development experience and related connections, as well as his experience in capital markets and financial expertise.

Michael J. Gilson (68)	N/A

Executive Vice President Community Relations of Nicolet National Bank since April 29, 2016. From January 2007 to April 29, 2016, Mr. Gilson was the Market President – Lakeshore Region of Baylake Bank; prior to that, he was Executive Vice President – Business Services/Lending Division of Baylake Bank. Mr. Gilson is expected to retire from management by April 30, 2017.

We believe Mr. Gilson’s presence, involvement and connections in the bank’s communities and long tenure in community banking will benefit the board.

Thomas L. Herlache (74)	2016

Retired, previously Chairman, President and Chief Executive Officer of Baylake and Baylake Bank and director of each from 1977 to April 29, 2016; former Chairman and former director of Federal Home Loan Bank of Chicago; and Chairman of Sturgeon Bay Waterfront Redevelopment Authority; member of the Rotary Club of Sturgeon Bay.

We believe Mr. Herlache’s extensive experience with Baylake as its former Chairman, President and CEO, and his long tenure and involvement on a community bank board, along with his extensive involvement in the bank’s communities benefits the board.

Louis J. “Rick” Jeanquart (66)	2016

Chairman of the Board of Just In Time Corporation; President of Jeanquart Associates. Prior to April 29, 2016, Vice Chairman of the Board of Directors of Baylake and Baylake Bank, and director from 2010 to April 29, 2016, of Baylake and Baylake Bank.

We believe the board benefits from Mr. Jeanquart’s experience in the business and manufacturing communities and related connections, and his level of ownership.

Donald J. Long, Jr. (59)	2000

Former Owner and Chief Executive Officer of Century Drill & Tool Co., Inc., an expediter of power tool accessories.

We believe the board benefits from Mr. Long’s former business ownership experiences, corporate board membership experiences and community involvement, and his experience as a founding board member of Nicolet and his level of ownership.

Dustin J. McClone (34)	N/A*

Executive Vice President of McClone Insurance Group; Director for the Boys and Girls Club of the Fox Valley; and Trustee for St. Mary’s Catholic Schools. Director of FMBJ since 2010.

We believe the board will benefit from Mr. McClone’s insurance strategy experience and knowledge, and community involvement.

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Name (Age)	Director Since	Positions and Business Experience

Susan L. Merkatoris (53)	2003

Certified Public Accountant; Owner and Managing Member of Larboard Enterprises, LLC, a packaging and shipping franchise doing business as The UPS Stores; Previous Co-Owner and Vice President of Midwest Stihl Inc., a distributor of Stihl Power Products.

We believe the board benefits from Ms. Merkatoris’ experiences as a certified public accountant, internal controls knowledge and audit committee experience, financial expertise as a business owner, and her level of ownership.

Randy J. Rose (62)	2011

Retired President and Chief Executive Officer of Schwabe North America; retired member of the Executive Strategic Committee for Dr. Willmar Schwabe GmbH and Co. KG, parent of Schwabe North America.

We believe the board benefits from Mr. Rose’s vast senior management experience in varied public businesses, acquisitions and change management, executive compensation matters, and his innovation.

Oliver “Pierce” Smith (34)	N/A*

Project Manager at Menasha Packaging, a division of Menasha Corporation; board member of the Community Foundation of the Fox Valley Region; and board member of the Paine Arts Center and Gardens. Director of FMBJ since 2010.

We believe the board will benefit from Mr. Smith’s significant ownership level, local community involvement, and operating business experience, as well as his systems and IT background.

Robert J. Weyers (52)	2000

Co-Owner of Weyers Group, a private equity investment firm; Commercial Horizons, Inc., a commercial property development company; and PBJ Holdings, LLC, a real estate holding company.

We believe the board benefits from Mr. Weyers’ real estate development experience and related connections, community involvement, experience as a founding board member of Nicolet and his level of ownership.

* Messrs. McClone and Smith will become directors of the Company effective upon the closing of the Company’s acquisition of FMBJ, which is currently expected to occur on April 28, 2017.

Executive Officers

The Company’s executive officers as of the record date were Robert B. Atwell, Michael E. Daniels and Ann K. Lawson. Biographical information for Messrs. Atwell and Daniels is noted above.

Ann K. Lawson, age 56, has served as Chief Financial Officer of Nicolet Bank and of the Company since February 2, 2009. Ms. Lawson previously served as the Director of Corporate Accounting and Reporting with a large regional bank holding company headquartered in Green Bay, Wisconsin, from September 1998 to January 2009. Prior work experience includes five years as Principal Accounting Officer at a regional community bank in North Carolina and seven years with KPMG LLP, accounting firm.

As of the record date, executive officers of Nicolet Bank, in addition to Mr. Atwell, Mr. Daniels, and Ms. Lawson, include:

Brad V. Hutjens, age 35, serves as Executive Vice President, Chief Credit Officer, and Chief Compliance & Risk Manager of Nicolet Bank and has been with the Bank since September 2, 2003.

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Patrick J. Madson, age 36, serves as Senior Vice President – Wealth Management of Nicolet Bank and has been with the Bank since February 4, 2016. Prior to joining Nicolet Bank, Mr. Madson was a principal financial advisor with Navigator Planning Group LLC.

Michael J. Steppe, age 57, serves as Senior Vice President and Chief Investment Officer of Nicolet Bank and has been with the Bank since May 31, 2008. Mr. Steppe also runs the Company’s wholly-owned subsidiary, Brookfield Investment Partners.

Michael J. Vogel, age 48, serves as Senior Vice President and Commercial Banking Manager of Nicolet Bank and has been with the Bank since June 23, 2003.

Eric J. Witczak, age 46, serves as Executive Vice President of Nicolet Bank and has been with the Bank since August 23, 2000.

Board and Management Stock Ownership

The following table sets forth information with respect to the beneficial ownership, as of December 31, 2016, of shares of Company common stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company’s issued and outstanding common stock; (ii) each of the Company’s current directors and executive officers; and (iii) all current Company directors and executive officers as a group. Unless noted below, management believes that each person listed below has sole investment and voting power with respect to the shares included in the table. The address for each person included in the table is 111 North Washington Street, Green Bay, Wisconsin 54301.

Information relating to beneficial ownership of the Company common stock is based upon “beneficial owner” concepts set forth in rules under the Securities and Exchange Act of 1934, as amended. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has sole or shared “voting power” or “investment power” over the security. Voting power includes the power to vote or to direct the voting of the security, and investment power includes the power to dispose or to direct the disposition of the security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

			Percentage of Issued and
Directors, Director Nominees and Named Executive Officers	Number of Shares		Outstanding Shares[1]
Robert W. Agnew	40,919	[2]	*
Robert B. Atwell	152,744	[3]	1.7%
Michael E. Daniels	181,876	[4]	2.1
John N. Dykema	80,053	[5]	*
Terrence R. Fulwiler	16,704	[6]	*
Christopher J. Ghidorzi	4,159	[7]	*
Michael J. Gilson	32,951	[8]	*
Thomas L. Herlache	33,196	[9]	*
Louis J. (Rick) Jeanquart	157,473	[10]	1.8
Donald J. Long, Jr.	101,530	[11]	1.1
Patrick J. Madson	36,163	[12]	*
Dustin J. McClone	-	[13]	-
Susan L. Merkatoris	99,700		1.1
William D. Murphy	1,173	[14]	*
Randy J. Rose	40,625	[15]	*
Oliver Pierce Smith	-	[16]
Elyse Mollner Stackhouse	7,448		*
Robert J. Weyers	119,879	[17]	1.4

All Current Directors and Executive Officers as a Group (20 persons)	1,233,036	[18]	13.9%

*	Represents less than one percent.

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Note:	Mr. Cera was omitted based on his short tenure as Co-CEO during 2016 and his December 31, 2016 shares owned are unknown to Nicolet; hence, no meaningful disclosure can be made.

[1]	For purposes of this table, percentages shown treat shares subject to exercisable options held by the indicated director or executive officer as if they were issued and outstanding. All unvested shares of restricted stock are entitled to vote and are therefore included with the issued and outstanding shares reflected in this table.
[2]	Includes 282 shares held Mr. Agnew in the Deferred Compensation Plan for Non-Employee Directors.
[3]	Includes exercisable options to purchase 79,200 shares of common stock, 12,565 shares Mr. Atwell owns in his Nicolet 401(k) plan, and 8,732 shares of unvested restricted stock.
[4]	Includes 9,803 shares held in his spouse’s IRA, exercisable options to purchase 92,100 shares of common stock, 6,252 shares Mr. Daniels owns in his Nicolet 401(k) plan, and 8,732 shares of unvested restricted stock.
[5]	Includes 5,675 shares held by Mr. Dykema in the Deferred Compensation Plan for Non-Employee Directors.
[6]	Includes 96 shares held by Mr. Fulwiler in the Deferred Compensation Plan for Non-Employee Directors.
[7]	Includes 1,253 shares held by Mr. Ghidorzi in the Deferred Compensation Plan for Non-Employee Directors.
[8]	Includes exercisable options to purchase 6,980 shares of common stock.
[9]	Includes 15,397 shares held by Mr. Herlache in an IRA account and 6,558 shares held in a retirement trust account.
[10]	Includes 17,616 shares held by Mr. Jeanquart in an IRA account and 160 shares held in the Deferred Compensation Plan for Non-Employee Directors.
[11]	Includes 2,009 shares held by Mr. Long in the Deferred Compensation Plan for Non-Employee Directors.
[12]	Includes 17,000 shares of unvested restricted stock granted to Mr. Madson. Mr. Madson is a non-director named executive officer.
[13]	Mr. McClone owns 340 shares of FMBJ as of December 31, 2016; upon consummation of the acquisition of FMBJ, Mr. McClone’s shares will convert to cash and/or shares of Nicolet common stock, subject to his individual consideration election and potential proration, with the share consideration at a fixed exchange ratio of 3.411 unless the Company’s stock price exceeds a cap price of $43.55 or a collar price of $38.55 in either which case the exchange ratio would fluctuate. The terms and definitions can be found in the merger agreement included in the proxy statement/prospectus filed with the Securities Exchange Commission on February 28, 2017.
[14]	Includes 83 shares held by Mr. Murphy in the Deferred Compensation Plan for Non-Employee Directors.
[15]	Includes 2,653 shares held by Mr. Rose in the Deferred Compensation Plan for Non-Employee Directors.
[16]	Mr. Smith owns 146,979 shares of FMBJ as of December 31, 2016; upon consummation of the acquisition of FMBJ, Mr. Smith’s shares will convert to cash and/or shares of Nicolet common stock, subject to his individual consideration election and potential proration, with the share consideration at a fixed exchange ratio of 3.411, unless the Company’s stock price exceeds a cap price of $43.55 or a collar price of $38.55 in either which case the exchange ratio would fluctuate. The terms and definitions can be found in the merger agreement included in the proxy statement/prospectus filed with the Securities Exchange Commission on February 28, 2017.
[17]	Includes 6,215 shares held by Mr. Weyers in the Deferred Compensation Plan for Non-Employee Directors, and 36,250 shares held in limited partnerships to which Mr. Weyers is general partner.
[18]	Includes outstanding common stock, exercisable options to purchase 258,035 shares of common stock, and all shares of unvested restricted stock.

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Meetings and Committees of the Board of Directors

Our Board of Directors conducts its business through meetings of the full Board and through committees. The Company’s committees include, among others, the Executive Committee, Audit & Compliance Committee, Compensation Committee and the Nominating Committee. Except for the Executive Committee, each of the Company’s noted standing committees has a charter that is available on the Company’s website, at www.nicoletbank.com.

During 2016, the Board of Directors held thirteen (13) meetings. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of all committees on which such directors served during 2016. Effective with Nicolet being listed on NASDAQ in February 2016, Nicolet has adopted a policy formally encouraging all directors to attend annual meetings of shareholders. The 2016 annual meeting was attended by 12 of the 14 directors.

The following table lists the members of each of the standing committees as of June 30, 2016 and the number of meetings held by each committee during 2016.

Director Name	Executive Committee	Nominating Committee	Audit and Compliance Committee	Compensation Committee
Robert W. Agnew	X	X		X
Robert B. Atwell	Chairman
Michael E. Daniels	X
John N. Dykema	X	X		X
Christopher J. Ghidorzi			Chairman
Thomas L. Herlache			X
Louis J. (Rick) Jeanquart	X	X		X
Susan L. Merkatoris			X
Randy J. Rose	X	Chairman		Chairman
Elyse Mollner Stackhouse			X
Total Number of Meetings in 2016	8	1	8	6

Executive Committee. The Executive Committee is authorized to exercise the Board of Directors’ authority between Board meetings, subject to specific limitations, and supports strategic discussion presented by management.

Nominating Committee. The Nominating Committee meets to review candidates for membership on the Company’s Board of Directors and recommends individuals for nomination to the Board. The Nominating Committee also prepares and periodically reviews with the entire Board of Directors a list of general criteria for Board nominees. The Nominating Committee evaluates potential director nominees utilizing a number of criteria and considerations, including but not limited to specific qualifications and skills; knowledge of the Company, community banking and the financial services industry; experience in serving as a director or officer of a financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities the Company serves; commitment to and availability for service as a director, including ownership in the Company. Two directors, William D. Murphy and Elyse Mollner Stackhouse, were not re-nominated for election, and the Board thanks them for their service.

Each Nominating Committee member qualifies as “independent” as defined under NASDAQ rules.

Audit & Compliance Committee. The Audit & Compliance Committee is responsible for reviewing, with the Company’s independent accountants, its audit plan, the scope and results of its audit engagement and the accompanying management letter, if any, and the Company’s quarterly and annual financial statements; reviewing the scope and results of the Company’s internal auditing procedures; consulting with the independent accountants and management with regard to the Company’s accounting methods and the adequacy of the Company’s internal accounting controls; pre-approving all audit and permissible non-audit services provided by the independent accountants; reviewing the independence of the independent accountants; and reviewing the range of the independent accountants’ audit and non-audit fees.

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Each member of the Audit Committee meets the requirements for independence as defined by NASDAQ rules, and Mr. Ghidorzi, Mr. Herlache and Ms. Merkatoris meet the criteria specified under applicable SEC regulations for an “audit committee financial expert.”

Compensation Committee. The Compensation Committee is responsible for, among other duties as may be directed by the Board, determining compensation to be paid to our executive officers and directors and reviewing and administering the Company’s incentive plans, including making grants under those plans. The Compensation Committee also reviews the Company’s incentive compensation programs with senior risk officers to (i) ensure that the programs do not encourage officers to take unnecessary and excessive risks that threaten the value of the Company and (ii) identify and implement means of limiting such risks. The Compensation Committee is also responsible for discussing, evaluating and reviewing employee compensation plans to ensure that such plans do not encourage the manipulation of the Company’s reported earnings. Finally, the Compensation Committee is responsible for submitting to various regulators such reports relating to the Company’s compensation practices as may be required.

Each member of the Compensation Committee qualifies as “independent” as defined under NASDAQ rules.

Board Leadership Structure and Role in Risk Oversight

The Company is committed to a strong board structure, which includes maintaining the culture of a community bank and ensuring alignment of the Board with interests of shareholders, such as through ownership. Since the Company’s inception in 2000, the chairman and chief executive officer roles have been served by the same individual, particularly by one of the two founding executives. We believe a fully vested, experienced owner, with thorough knowledge of and expertise in banking financials, regulatory environment, and the community banking mission, can better ensure thorough and knowledgeable oversight from the entire board and alignment with shareholders. The integrity of any such one individual is important, and the Board consists of many independent, knowledgeable, and vested directors to round out the Board leadership structure.

The Company’s Board of Directors coordinates, with the various Board committees to provide enterprise-wide oversight of its management and handling of risk. These committees report regularly to the entire Board of Directors on risk-related matters and provide the Board of Directors with integrated insight about the Company’s management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational, market, fiduciary, and reputational risks. The Company’s Board also monitors whether material new initiatives have been appropriately analyzed and approved, and reviews all regulatory findings directed to the attention of the Board and evaluates the adequacy of management’s response.

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Director Compensation

In 2016, directors received $1,200 for each board meeting and $500 for each committee meeting attended. The audit committee chair received a $10,000 retainer in 2016. Non-employee directors have the option of receiving their compensation in the form of Company common stock through the Deferred Compensation Plan for Non-Employee Directors through an election made each year. The following table shows information concerning the compensation to non-employee directors of the Company and its subsidiaries for their services as directors for the year ended December 31, 2016. Compensation received by Messrs. Atwell and Daniels in their capacities as directors is included in the Summary Compensation Table under “Executive Compensation.”

Name	Fees for 2016 ($)*
Robert W. Agnew[2]	18,585	*
John N. Dykema	23,900	*
Gary L. Fairchild[1]	5,300	*
Michael F. Felhofer[1]	10,800
Terrence R. Fulwiler[2]	14,800	*
Christopher J. Ghidorzi	34,840	*
Kim A. Gowey[1]	5,894
Thomas L. Herlache[2]	20,120
Andrew F. Hetzel, Jr.[1]	6,100	*
Louis J “Rick” Jeanquart[2]	22,960	*
Donald J. Long, Jr.	28,600
Susan L. Merkatoris	33,100
William D. Murphy[2]	14,800	*
Dean J. Nolden[2,3]	1,700
Therese B. Pandl[1]	2,900	*
Randy J. Rose	26,900	*
Elyse Mollner Stackhouse[2]	12,100
Robert J. Weyers	22,000	*

*	Directors have the option of receiving their quarterly compensation in the form of shares of Company common stock through the Deferred Compensation Plan for Non-Employee Directors through an election made in the second half of each year. For the eleven directors noted, 100% of their 2016 cash director fees were remitted to the plan and used by the plan to purchase the Company common stock on behalf of the director, except for Messrs. Fulwiler, Ghidorzi, Jeanquart, and Murphy who elected to defer 50% of their director compensation.
[1]	The named director departed as a Nicolet director on April 29, 2016, corresponding with the Baylake merger.
[2]	The named director became a Nicolet director on April 29, 2016, corresponding with the Baylake merger.
[3]	Mr. Nolden departed as a Nicolet director on August 10, 2016, corresponding with Nicolet’s Annual Meeting of Shareholders.

EXECUTIVE COMPENSATION

Executive Compensation Philosophy

The Company has a distinctly entrepreneurial approach to its executive compensation philosophy, which has included the use of episodic equity-based incentives at the inception of identified performance periods (typically based on a five year strategic vision), in addition to competitive base salaries, annual target incentives (typically based on a percentage of salary, a portion to be paid immediately in cash and a portion in equity usually over three years) and competitive benefits. This complement of compensation rewards individual actions and performance; provides a mix of short-term and long-term compensation; allows us to attract, retain and motivate high-quality, skilled executives; and pays for positive performance over the longer term that is in alignment with the Company’s vision, strategic plans and shareholders. The Board of Directors views these substantial episodic equity grants as key to alignment with and integral to the stock price performance shareholders have historically realized.

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Summary of Compensation

The following table provides certain summary information concerning the compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company’s chief executive officer and its two next most highly compensated executive officers. Robert J. Cera is included in the table since he served as Co-CEO of the Company from April 29, 2016 to May 24, 2016.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus[1]	Stock Awards[2]	Option Awards[2]	All Other Compensation		Total

Robert B. Atwell	2016	$360,000	$270,000	$267,035	$-0-	$80,380	[3]	$977,415
Chairman & Chief Executive	2015	$350,000	$210,000	$-0-	$528,053	$77,851	[3]	$1,165,904
Officer, Nicolet Bankshares

Michael E. Daniels	2016	$360,000	$270,000	$267,035	$-0-	$86,804	[4]	$983,839
President and Chief Executive	2015	$295,000	$177,000	$-0-	$528,053	$84,881	[4]	$1,084,934
Officer, Nicolet National Bank

Robert J. Cera	2016	$55,744	$250,000	$-0-	$-0-	$2,538,276	[5]	$2,844,020
Former Co-CEO, Nicolet Bankshares

Patrick J. Madson	2016	$267,692	$100,000	$527,000	$-0-	$27,950	[6]	$922,642
SVP Wealth Management, Nicolet National Bank

1	All bonuses are reported in the year earned.
2	Reflects the fair value of restricted stock and of options on the date of grant, calculated in each case in accordance with applicable accounting guidance and based on assumptions set forth in Note 1 of the Notes to Consolidated Financial Statements in the Company’s annual report on Form 10-K.
3	Includes $15,900 and $15,900 of 401(k) company-matching contributions and $30,600 and $32,300 of director fees for 2016 and 2015, respectively. Amounts in other compensation also include life insurance premiums, auto allowances, supplemental insurance coverage, club memberships, wellness programs, and group term life insurance.
4	Includes $15,900 and $15,900 of 401(k) company-matching contributions and $36,600 and $37,300 of director fees for 2016 and 2015, respectively. Amounts in other compensation also include life insurance premiums, auto allowances, supplemental insurance coverage, club memberships, wellness programs, and group term life insurance.
5	Includes severance payment of $2,000,000, the value of accelerated vesting of options and restricted stock awards of $500,000, fair value of auto of $30,000, group term life insurance, employer health contributions, and club membership. The acceleration of the vesting would have occurred in the merger had Mr. Cera not waived acceleration in exchange for his employment agreement. In addition, Mr. Cera forfeited $1,000,000 of restricted stock as well as a $250,000 retention bonus.
6	Includes $15,900 of 401(k) company-matching contributions. Amounts in other compensation include auto allowance, group term life insurance, other supplemental pay, and employer health contributions.

Employment Agreements

Messrs. Atwell and Daniels. On April 29, 2016, Nicolet and Nicolet Bank entered into employment agreements with each of Robert B. Atwell and Michael E. Daniels. Copies of the employment agreements can be found on Form 8-K filed May 2, 2016, as exhibits 10.2 and 10.4. The following summary of the key provisions of the employment agreements is qualified by the full text of the agreements.

The employment agreements with Mr. Atwell and Mr. Daniels serve to amend and restate their existing employment agreements, each dated April 17, 2012. Each of their employment agreements provide for an initial three-year term, to be renewed automatically each day so that the term of the agreement remains three years unless either party gives notice of intent that automatic renewals shall cease.

Each of their employment agreements sets forth the executive’s base salary, which shall be reviewed for increase at least annually. The base salaries in the employment agreements are $360,000 for each of Mr. Atwell and Mr. Daniels. Both executives are eligible to receive incentive compensation based on performance measures established by Nicolet’s Board. Mr. Atwell and Mr. Daniels are eligible to receive equity incentive awards in the discretion of the Board.

Mr. Atwell’s and Mr. Daniels’ agreements provide for life insurance in an amount no less than $1,500,000 for each of Mr. Atwell and Mr. Daniels. In addition, they shall receive an automobile allowance, country club memberships, reimbursement of reasonable and necessary business expenses, and certain other benefit programs open to other similarly situated employees of Nicolet and Nicolet Bank. Both employment agreements provide for clawback of incentive compensation under certain circumstances.

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The employment agreements provide for severance in the event of certain terminations, including an involuntary termination without Cause, or resignation for Good Reason. If either Mr. Atwell or Mr. Daniels experiences an involuntary termination without Cause or resigns for Good Reason during the term of the his employment agreement, then the executive shall be entitled to receive severance equal to the executive’s base salary for a period of twelve months following such termination. If either Mr. Atwell or Mr. Daniels experiences an involuntary termination without Cause or resigns for Good Reason within six months following a Change of Control (as defined in the employment agreements), such executive shall receive, as liquidated damages in lieu of the twelve months salary continuation described about and all other claims, payments equal to two times his base salary and target bonus opportunity in effect immediately prior to the Change of Control. If the transaction constituting the Change of Control results from a person controlling more than 50% of the value or voting power of Nicolet Bank or acquiring more than 40% of the assets of Nicolet Bank, these payments will be made in lump sum within sixty days of termination. For all other Change of Control transactions, the executive will receive this severance in the form of pay continuation. In addition, each of Mr. Atwell and Mr. Daniels is entitled to twelve months of health continuation coverage following an eligible termination after a Change of Control.

Messrs. Atwell and Daniels have each agreed not to compete and not to solicit employees or customers of Nicolet or Nicolet Bank for 24 months following termination, regardless of cause, as well as standard provisions requiring non-disclosure of confidential information.

Each employment agreement is also subject to certain tax and regulatory limitations.

Patrick J. Madson. Effective February 4, 2016, Nicolet Bank and Nicolet entered into an employment agreement with Patrick J. Madson, Senior Vice President of Wealth Management of Nicolet and Nicolet Bank. Copies of the employment agreement can be found as Exhibit 10.12 to the Annual Report on Form 10-K filed March 10, 2017. The following summary of the key provisions of the employment agreement is qualified by the full text of the agreement.

Under the terms of the agreement, Mr. Madson receives a fixed annual base salary of $300,000 (which may be reviewed for increase at least annually by the Board of Directors), plus benefits, and annual bonus compensation (with a target bonus of 30% of base salary) pursuant to any incentive compensation program as may be adopted from time to time by the Board of Directors. Mr. Madson’s agreement automatically renews for an additional day each day after February 4, 2016, so that it always has a three-year term, unless any of the parties to the agreement give notice of intent not to renew the agreement, which will cause the agreement to terminate on the third anniversary of the 30th day following the date of notice. Nicolet and Nicolet Bank are obligated to pay Mr. Madson his base salary and reimbursement of health insurance costs under terminating events, as defined per the agreement, which include: maximum six months of base salary if Mr. Madson becomes disabled; maximum 12 months of base salary and reimbursement of health insurance costs if Mr. Madson is involuntarily terminated without cause; maximum 12 months of base salary and reimbursement of health insurance costs if employment is terminated by Mr. Madson for cause; and one and one-half times base salary and bonus and 12 months reimbursement of health insurance costs if Mr. Madson terminates his employment for cause within six months of a change of control. The agreement also provides various other benefits and subjects Mr. Madson to non-compete restrictive covenants for a twelve month period following certain employment termination events.

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Outstanding Equity Awards at 2016 Fiscal Year End Table

	No. of securities underlying unexercised options exercisable	No. of securities underlying unexercised options unexercisable		Option exercise price	Option expiration date	No. of shares of restricted stock that have not vested		Market value of shares of restricted stock that have not vested[8]
	(#)	(#)		($)		(#)		($)
Name

Robert B. Atwell	38,700	12,900	[1]	$16.50	4/10/2022
	27,000	40,500	[2]	$23.80	10/28/2024
	13,500	54,000	[3]	$25.90	01/20/2025
						3,910	[4]	$186,468
						2,734	[5]	130,384
						2,088	[6]	99,577

Michael E. Daniels	51,600	12,900	[1]	$16.50	4/10/2022
	27,000	40,500	[2]	$23.80	10/28/2024
	13,500	54,000	[3]	$25.90	01/20/2025
						3,910	[4]	$186,468
						2,734	[5]	130,384
						2,088	[6]	99,577

Patrick J. Madson	-0-	-0-		-0-	-0-
						17,000	[7]	$810,730

1	Granted 64,500 option shares on April 10, 2012, and vesting in 5 equal increments over a 5-year period on the anniversaries of the initial grant.
2	Granted 67,500 options shares on October 28, 2014 and vesting in 5 equal increments over a 5-year period on the anniversaries of the initial grant.
3	Granted 67,500 option shares on January 20, 2015 and vesting in 5 equal increments over a 5-year period on the anniversaries of the initial grant.
4	Represents the unvested remainder of a grant of 19,550 restricted shares made on April 10, 2012, which vest in 5 equal increments over a 5-year period on the anniversaries of the initial grant.
5	Represents the unvested remainder of a grant of 4,101 restricted shares made on January 19, 2016, of which one-third vested immediately and one-third on each of the first and second anniversaries of the initial grant.
6	Represents the unvested remainder of a grant of 3,132 restricted shares made on November 15, 2016, of which one-third vested immediately and one-third on each of the first and second anniversaries of the initial grant.
7	Represents the unvested grant of 17,000 restricted shares made on February 4, 2016, which vest in 5 equal increments over a 5-year period on the anniversary of the initial grant.
8	Utilizes a $47.69 per share market value of the Company’s common stock at December 31, 2016.

Related Party Transactions

The Audit and Compliance Committee is responsible for reviewing and approving all related party transactions. In addition, they are responsible for reviewing the procedures used to identify related parties and any transactions with related parties.

Under SEC regulations, the Company is required to disclose any transaction occurring in the last fiscal year, or any transaction that is currently proposed, in which the Company was or is a participant, the amount involved exceeds $120,000, and any related person of the Company had or will have a direct or indirect material interest.

Robert J. Weyers is a director of, and holds a one-third ownership interest in, PBJ Holdings, LLC, a real estate development and investment firm. He is also a director of the Company and Nicolet Bank. In 2004, the Company entered into a joint venture with PBJ Holdings, LLC in connection with the development of the site of the Company’s headquarters facility. Mr. Weyers abstained from discussion or deliberations regarding the transaction in his capacity as a director of the Company and Nicolet Bank. The joint venture involves a 50% investment by the Company on standard commercial terms reached through arms-length negotiation. During 2016, the Bank paid approximately $1.1 million in rent expense to the joint venture. For 2016, the joint venture’s net income was approximately $462,561 benefiting the Company and PBJ Holdings, LLC by approximately $231,280 each. Management believes that the terms of the joint venture are no less favorable to the Company or the Bank than would have been achieved in a transaction with an unaffiliated third party.

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Scot J. Madson, the father of Patrick J. Madson, is a Financial Advisor for Nicolet Wealth Management. Mr. Scot Madson received $419,432 for his services in 2016. Mr. Scot Madson is also the owner of LADS Development, LLC (“LADS”) the owner of an office building used by Nicolet Advisory Services, LLC, a subsidiary of the Company. In 2016, the Company entered into a lease agreement in connection with the building. The lease is for a term of five years and calls for payments of approximately $11,500 per month. During 2016, the Company paid approximately $100,000 in lease payments to LADS. Management believes that the terms of the lease are no less favorable to the Company or the Bank than would have been achieved with an unaffiliated third party.

Adam M. Madson, the brother of Patrick J. Madson, is a Financial Advisor for Nicolet Wealth Management. Mr. Adam Madson received $403,750 for his services in 2016.

The Company did not engage in any other transactions that require disclosure under the SEC regulations.

The Board of Directors of the Company has determined that each of its directors meet the requirements for independence under NASDAQ Stock Market listing rules except for Robert B. Atwell, Robert J. Cera, Michael E. Daniels, and Robert J. Weyers, and we anticipate that Michael J. Gilson will not be independent.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was or is an officer or employee of the Company or any its subsidiaries and all members are considered “independent” as defined in NASDAQ Rule 4200.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors subject to Section 16 filing obligations, and owners of more than ten percent of its outstanding shares of common stock to file reports concerning the ownership of the Company equity securities with the SEC and the Company. The Company files the required reports on behalf of persons. During the year ended, December 31, 2016, there were ten (10) delinquent Form 4 transactions reported: William D. Murphy failed to file two reports on a timely basis regarding the purchase of shares of common stock, Susan L. Merkatoris failed to file one report on a timely basis regarding the sale of shares of common stock, and the following individuals failed to file a report on the acquisition of stock options: Brad V. Hutjens, Marc T. Lambrecht, Ann K. Lawson, Eric P. Radzak, Michael J. Steppe, Michael J. Vogel, and Eric J. Witczak.

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PROPOSAL 2 – RATIFICATION of the appointment

of Independent Registered Public Accounting Firm

The Audit & Compliance Committee has selected, and the Board has approved, Porter Keadle Moore, LLC, an independent registered public accounting firm, to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2017, subject to ratification by the shareholders. Porter Keadle Moore, LLC also served as the independent auditors for the Company for the year ended December 31, 2016. Although shareholder ratification of our independent auditors is not required by our Bylaws or otherwise, we are submitting the selection of Porter Keadle Moore, LLC to shareholders for ratification to permit shareholders to participate in this important corporate decision. If Porter Keadle Moore, LLC declines to act or otherwise becomes incapable of acting, or if appointment is otherwise discontinued, the Audit Committee will appoint another independent registered public accounting firm. A representative of Porter Keadle Moore, LLC is expected to be present at the Annual Meeting and will be given an opportunity to make a statement on behalf of the firm or to respond to appropriate questions from shareholders.

Audit & Compliance Committee Report

The Audit Committee reports as follows with respect to the audit of the Company’s 2016 audited consolidated financial statements.

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. Management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm, Porter Keadle Moore, LLC is responsible for performing an independent audit of Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon, as well as an audit of the effectiveness of our internal control over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes. In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2016 consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (The Auditor’s Communication With Those Charged With Governance), (AICPA, Professional Standards, Vol. 1 AU Section 380). The Audit Committee received written disclosures from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the review and discussions of the Company’s audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s 2016 audited consolidated financial statements be included in the Company’s 2016 Annual Report on Form 10-K, to be filed with the SEC.

Christopher J. Ghidorzi, Chair
Thomas L. Herlache
Susan L. Merkatoris
Elyse Mollner Stackhouse

March 10, 2017

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Fees Billed by Auditors

The following table sets forth the fees billed for the professional audit and other services rendered by the Company’s auditors, Porter Keadle Moore, LLC, during the years ended December 31, 2016 and 2015.

Fees	2016	2015
Audit fees [a]	$377,000	$244,100
Audit-related fees [b]	15,000	15,000
Tax fees [c]	-0-	-0-
All other fees [d]	-0-	-0-
Total fees	$392,000	$259,100

a.	Audit Fees include aggregate fees billed for professional services rendered by Porter Keadle Moore, LLC for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2016 and 2015, review of the annual report on Form 10-K, and the limited reviews of quarterly condensed consolidated financial statements included in periodic reports filed with the SEC during 2016 and 2015, including out of pocket expenses and the work performed in connection with issuing consents in connection with the registration statement filings.
b.	Audit-Related Fees includes fees billed for professional services rendered by Porter Keadle Moore, LLC associated with the audit of the Company’s 401(k) plan during the fiscal years ended December 31, 2016 and 2015, including out of pocket expenses.
c.	Tax Fees includes all services performed for tax compliance, tax planning, and tax advice.
d.	All Other Fees includes billings for services rendered other than those in the categories defined above.

The services provided by our independent auditors were approved by the Audit & Compliance Committee in accordance with the provisions of the committee’s charter.

The ratification of the appointment of Porter Keadle Moore, LLC as independent auditors of the Company for the fiscal year ending December 31, 2017 requires that more votes be cast in favor of the proposal than against it.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE IN FAVOR OF RATIFYING THE APPOINTMENT OF PORTER KEADLE MOORE, LLC AS
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

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OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

The Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

A shareholder that intends to present business at an annual meeting of shareholders must comply with the requirements set forth in the Company’s Bylaws as described below.

Director Nominations. The Nominating Committee will consider nominations for directors submitted by shareholders in accordance with the Company’s Bylaws. The Nominating Committee has not adopted a formal policy or process for identifying or evaluating nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers of Nicolet Bank and shareholders of the Company, and professionals in the financial services and other industries. Similarly, the Nominating Committee’s charter does not prescribe any specific qualifications or skills that a nominee must possess, although it evaluates potential director nominees utilizing a number of criteria and considerations, including but not limited to specific qualifications and skills; knowledge of the Company, community banking and the financial services industry; experience in serving as a director or officer of a financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities the Company serves; commitment to and availability for service as a director, including ownership in the Company.

In accordance with the Company’s Bylaws, shareholder nominations for directors shall be made in writing and delivered to the Company’s Secretary at the Company’s principal office, currently located at 111 North Washington Street, Green Bay, Wisconsin 54301, between 14 and 50 days before a meeting at which directors are to be elected, although if less than 21 days’ notice of the meeting is provided to shareholders, the nomination must be delivered by the close of business on the seventh day after the date on which the notice was mailed. The nomination must state, to the extent known to the nominating shareholder, the following: (i) the nominee’s name, address and occupation; (ii) the total number of shares to be voted for the nominee; and (iii) the notifying shareholder’s name, address and number of shares owned. Nominations not made in accordance with this procedure may be disregarded by the chair of the meeting at which the election is to be held.

Shareholder Proposals. Our Bylaws provide that only such business that is properly brought before the annual meeting of shareholders shall be conducted at such meeting. In order for a shareholder proposal to be properly brought before an annual meeting, our Bylaws require a notice of the shareholder proposal that includes: (i) a description of the proposal and the reason it is being brought before the meeting; (ii) the proponent’s name and address and the number of shares he or she beneficially owns; and (iii) any material interest of the proponent in the proposal. The Company’s Secretary must receive the proposal at the Company’s principal office, currently located at 111 North Washington Street, Green Bay, Wisconsin 54301, at least sixty days prior to the shareholder meeting for it to be considered. In order to be included in the proxy materials to be provided to shareholders in advance of the 2018 annual meeting, notice of a shareholder proposal must be received on or prior to January 9, 2018; however, if the 2018 annual meeting is held more than 30 days before or after May 9, 2018, the deadline for receipt of such notice is any date allowing a reasonable time before we provide the proxy materials to our shareholders. The deadline for inclusion of a shareholder proposal in the proxy materials for a special meeting is likewise a date that allows a reasonable time before we provide the proxy materials for such special meeting to our shareholders.

The proxies of the Company’s management are permitted to use their discretionary authority with respect to proposals that are not timely submitted in accordance with the Company’s Bylaws and the SEC rules.

Shareholder Communications. Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and sending it to the Secretary of the Company at the Company’s principal office, currently located at 111 North Washington Street, Green Bay, Wisconsin 54301. The Secretary will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

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OTHER MATTERS

Security Holders Sharing an Address

The Company has filed an Annual Report on Form 10-K with the SEC for the year ended December 31, 2016. Pursuant to the rules of the SEC, services that deliver the Company’s communications to shareholders who hold their shares through a bank, broker, or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s 2016 Annual Report on Form 10-K and this proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the Company’s 2016 Annual Report on Form 10-K and/or this proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests to either receive a single copy of each document delivered, if multiple copies are being delivered, or to receive multiple copies of each document, if a single copy is being delivered, upon written or oral request to Nicolet Bankshares, Inc., 111 North Washington Street, Green Bay, Wisconsin 54301.

The Company’s 2016 Annual Report to Shareholders and Annual Report on Form 10-K, which includes audited consolidated financial statements for the Company for the fiscal years ended December 31, 2016 and 2015, as filed with the SEC, has also been mailed to shareholders of the Company with these proxy materials. Neither forms any part of the material for the solicitation of proxies. It is also available to the public on the Internet at the SEC’s website at www.sec.gov or our website, www.nicoletbank.com/Investor_Relations. This proxy statement and the 2016 Annual Report to Shareholders are also available for viewing, printing, and downloading at www.nicoletbank.com.

Green Bay, Wisconsin

March 20, 2017

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.Nicolet Bankshares, Inc.IMPORTANT ANNUAL MEETING INFORMATIONElectronic Voting Instructions Available 24 hours a day, 7 days a week!Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.Proxies submitted by the Internet or telephone must be received by1:00 a.m., Central Time, on May 9, 2017. Vote by Internet • Go to www.investorvote.com/NCBS • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.XAnnual Meeting Proxy Card + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, and FOR Proposal 2. 01 ________ Robert W. Agnew 1. Election of Directors 04 ________ John N. Dykema For Withhold NOTE: If you wish to use cumulative voting, you MUST vote your proxy by mail. 02 ________ Robert B. Atwell 05 ________ Terrence R. Fulwiler For Withhold 03 ________ Michael E. Daniels For Withhold 06 ________ Christopher J. Ghidorzi 07 ________ Michael J. Gilson 10 ________ Donald J. Long, Jr. 08 ________ Thomas L. Herlache 11 ________ Dustin J. McClone 13 ________ Randy J. Rose To cumulate votes for directors, 09 ________ Louis J. “Rick” Jeanquart 12 ________ Susan L. Merkatoris 15 ________ Robert J. Weyers 14 ________ Oliver “Pierce” Smith qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2. Ratification of selection of the independent registered public accounting firm of Porter Keadle Moore, LLC to serve as the For Against Abstain check box at right and indicate percentage(s) for one or more desired nominees above. independent registered public accounting firm for the Company for the year ending December 31, 2017.B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. 1UPX+02JNRA

• IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •Proxy — Nicolet Bankshares, Inc.+This proxy is solicited by the Board of Directors of Nicolet Bankshares, Inc. for the Annual Meeting of Shareholders to be held on Tuesday, May 9, 2017 at 5:00 p.m.The undersigned hereby appoints Robert B. Atwell, Michael E. Daniels and Ann K. Lawson, or any of them, as Proxies each with the power to appoint his or her substitute, and hereby authorizes them or any of them to represent and to vote, as designated on the reverse side, all of the common stock of Nicolet Bankshares, Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the 2017 Annual Meeting of Shareholders to be held at 5:00 p.m. on May 9, 2017 at the Meyer Theatre, 117 South Washington Street, Green Bay, Wisconsin, and at any adjournments of the Annual Meeting, upon the proposal described in the accompanying Notice of Annual Meeting and Proxy Statement.When this proxy is properly executed and not revoked, the shares it represents will be voted at the Annual Meeting in accordance with choices specified on the reverse side and in the discretion of the proxy holders on all other matters properly coming before the Annual Meeting. If no choice is specified, this proxy will be voted FOR the nominees listed in Proposal 1, and FOR Proposal 2. The Board of Directors recommends a vote FOR Proposal 1, and FOR Proposal 2.(Be Sure to Complete Reverse Side)PLEASE RETURN PROXY AS SOON AS POSSIBLENon-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.+